EXHIBIT 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2009 RESULTS

~Company Sets CEO Transition Timing Per Previously Disclosed Plan ~

AUSTIN, Texas – August 5, 2009 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended June 30, 2009.

Financial Highlights

For the second quarter ended June 30, 2009:

▪	Revenues decreased 24% to $44.9 million from $59.1 million during the second quarter of 2008;
▪	Services revenue also decreased 24% to $40.8 million from $53.6 million during the second quarter of 2008;
▪	Per share results on a fully diluted basis were a loss of one cent compared to earnings of $0.13 during the second quarter of 2008;
▪	Non-GAAP earnings per share (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis decreased 60% to $0.08 from $0.20 during the second quarter of 2008;
▪	EBITDAS (a non GAAP measure; see attached schedule which reconciles to GAAP net income) decreased 63% to $4.0 million from $10.8 million during the second quarter of 2008;
▪
The Company continued to generate strong operating cash flow during the second quarter and increased cash on hand by $6.4 million during the quarter and $8.4 million year-to-date as of June 30, 2009 to a balance of $31.3 million; and

▪
The Company repurchased 639,000 shares of its stock during the quarter at a cost of $4.2 million.  Since the end of the quarter we have purchased an additional 260,000 shares bringing the total shares purchased to date to 3.4 million shares at a total cost of $18.0 million.

“During the second quarter, Perficient continued to execute well in a challenging market,” said Jack McDonald, Perficient’s chairman and chief executive officer. “Cash earnings and revenues were in-line with analyst estimates and we continued to generate cash flow, build our balance sheet and repurchase shares.”

“While we expect any market recovery to be incremental rather than immediate, we are beginning to see positive signs,” said Jeffrey Davis, Perficient’s president and chief operating officer. “In July, our new business booked was more than 30% higher than that achieved during any other month in 2009 and we are cautiously optimistic for the remainder of the year.”

Other Second Quarter 2009 Highlights

Among other achievements during the second quarter, Perficient:

-- Added new customer relationships and follow-up projects with leading companies including:  ATP Oil and Gas, Avaya, BJC Healthcare, Blue Cross Blue Shield Florida, Bob Evans Farms, CVR Energy, First Solar, Halliburton, Highmark, Kaiser Permanente, NetJets, Polycom, Safeway, Sigma Aldrich, Verizon, Warner Chilcott, and many others;

-- Announced that its Board of Directors approved an additional $10 million of purchases to be made under the existing share repurchase program, bringing total program authorization to $30 million; and

-- Was ranked #11 on Healthcare Informatics magazine’s 2009 list of the largest healthcare consulting firms.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The Company expects its third quarter 2009 services and software revenue, including reimbursed expenses, to be in the range of $41.9 million to $44.7 million, comprised of $40.0 million to $42.3 million of revenue from services including reimbursed expenses and $1.9 million to $2.4 million of revenue from sales of software.

The Company is reiterating its full-year revenue guidance range of $180 million to $200 million and adjusting our 2009 cash earnings per share guidance range to $0.30 to $0.40 to reflect the current economic environment and to align more closely with analysts’ consensus estimate.

CEO Transition
 In accordance with the previously disclosed succession plan detailed in the Company's Current Report on Form 8-K dated March 12, 2009, current President and COO Jeffrey Davis will become CEO and President effective September 1, 2009. Current Chairman and CEO Jack McDonald will remain Chairman of the Board.

“I am happy to announce Jeff’s well-deserved appointment as CEO,” said Mr. McDonald. “Jeff and I have worked as partners to build Perficient since he joined the company nearly 8 years ago.  As president and COO of Perficient over the past several years, Jeff has had full responsibility for operations and knows the business inside and out.  He has done an exceptional job.  Jeff has the trust of our colleagues, clients and Board and I am confident he will lead Perficient into an era of continued strong growth.”

“Under Jack’s leadership, Perficient has grown in 10 years from an eight person startup to a publicly-traded, technology consulting leader with more than 1,200 employees and $200 million in sales,” said Mr. Davis.  “His vision and drive enabled us to beat larger competitors, successfully navigate the technology crash and build a world-class industry leader.  Jack and I have built a strong relationship these past 8 years and I look forward to his continued leadership as Chairman of the Board.”

Conference Call Details
Perficient will host a conference call regarding second quarter 2009 financial results today at 9:00 a.m. EST.

WHAT: Perficient Second Quarter 2009 Results
WHEN: Wednesday, August 5, 2009, at 9:00 a.m. EST
CONFERENCE CALL NUMBERS: 888-713-4213 (U.S. and Canada) 617-213-4865 (International)
PARTICIPANT PASSCODE: 41546179
REPLAY TIMES: Wednesday, August 5, 2009, at 11:00 a.m. EST, through Wednesday, August 12, 2009
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 29733155

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of 19 offices in North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2009.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenues
Services	$40,762	$53,632	$85,742	$105,732
Software and hardware	1,789	2,098	5,708	3,782
Reimbursable expenses	2,378	3,370	4,771	6,909
Total revenues	44,929	59,100	96,221	116,423

Cost of revenues
Project personnel costs	27,622	31,910	57,774	64,907
Software and hardware costs	1,575	1,728	5,182	3,197
Reimbursable expenses	2,378	3,370	4,771	6,909
Other project related expenses	917	1,316	2,040	2,366
Stock compensation	734	637	1,412	1,343
Total cost of revenues	33,226	38,961	71,179	78,722

Gross margin	11,703	20,139	25,042	37,701

Selling, general and administrative	8,440	9,976	17,166	19,136
Stock compensation	1,708	1,591	3,493	3,191
	1,555	8,572	4,383	15,374

Depreciation	393	556	868	1,094
Amortization	1,106	1,214	2,217	2,431
Income from operations	56	6,802	1,298	11,849

Interest income, net of interest expense	90	89	188	192
Other income (expense)	82	(98)	258	(45)
Income before income taxes	228	6,793	1,744	11,996
Provision for income taxes	424	2,804	1,025	4,931
Net income (loss)	$(196)	$3,989	$719	$7,065

Basic net income (loss) per share	$(0.01)	$0.13	$0.03	$0.24

Diluted net income (loss) per share	$(0.01)	$0.13	$0.02	$0.23

Shares used in computing basic
net income (loss) per share	27,799	29,718	28,031	29,627
Shares used in computing diluted
net income (loss) per share	27,799	30,763	28,775	30,744

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash	$31,274	$22,909
Accounts and note receivable, net	36,415	47,584
Prepaid expenses	1,027	1,374
Other current assets	2,226	3,157
Total current assets	70,942	75,024
Property and equipment, net	1,649	2,345
Goodwill	104,168	104,178
Intangible assets, net	9,387	11,456
Other non-current assets	1,789	1,244
Total assets	$187,935	$194,247

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,807	$4,509
Other current liabilities	11,108	14,339
Total current liabilities	13,915	18,848
Other non-current liabilities	793	581
Total liabilities	14,708	19,429

Stockholders' equity:
Common stock	31	30
Additional paid-in capital	202,338	197,653
Accumulated other comprehensive loss	(342)	(338)
Treasury stock	(16,171)	(9,179)
Accumulated deficit	(12,629)	(13,348)
Total stockholders' equity	173,227	174,818
Total liabilities and stockholders' equity	$187,935	$194,247

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. Perficient’s management excludes these non-operating charges when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Perficient. Accordingly, management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Perficient’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate Perficient’s performance using the same methodology and information that is used by Perficient’s management.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDAS, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation
Perficient incurs stock-based compensation expense under Statement of Financial Accounting Standards No. 123R (As Amended), Share Based Payment (“SFAS 123R”). Perficient excludes this item for the purposes of calculating non-GAAP EBITDAS, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of Perficient’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal year 2006 when Perficient adopted SFAS 123R. Finally, Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets
Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, primarily related to various acquisitions Perficient has made. Management excludes these items for the purpose of calculating non-GAAP EBITDAS, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP Net Income (Loss)	$(196)	$3,989	$719	$7,065
Additions:
Provision for income taxes	424	2,804	1,025	4,931
Amortization	1,106	1,214	2,217	2,431
Stock compensation	2,442	2,228	4,905	4,534
Non-GAAP Adjusted Net Income Before Tax	3,776	10,235	8,866	18,961
Income tax for non-GAAP items (1)	(1,507)	(4,135)	(3,564)	(7,622)
Non-GAAP Net Income	$2,269	$6,100	$5,302	$11,339

GAAP Net Income (Loss) Per Share (diluted)	$(0.01)	$0.13	$0.02	$0.23
Non-GAAP Net Income Per Share (diluted)	$0.08	$0.20	$0.18	$0.37
Shares used in computing GAAP Net Income (Loss) Per Share (diluted)	27,799	30,763	28,775	30,744
Shares used in computing Non-GAAP Net Income Per Share (diluted)	28,776	30,763	28,775	30,744

(1) The estimated non-GAAP effective tax rate of 39.9% and 40.4% for the three months ended June 30, 2009 and 2008, respectively, and 40.2% for the six months ended June 30, 2009 and 2008 has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP Net Income (Loss)	$(196)	$3,989	$719	$7,065
Additions:
Provision for income taxes	424	2,804	1,025	4,931
Other	(82)	98	(258)	45
Interest income, net of interest expense	(90)	(89)	(188)	(192)
Amortization	1,106	1,214	2,217	2,431
Depreciation	393	556	868	1,094
Stock compensation	2,442	2,228	4,905	4,534
EBITDAS (1)	$3,997	$10,800	$9,288	$19,908

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.